EXHIBIT 5.4
G.H.Giroux
1215 — 675 W. Hastings St. Vancouver B.C. V6B 1N2
604 684-0899
February 19, 2009
Eldorado Gold Corporation
Suite 1188 — 550 Burrard Street
Vancouver, B.C. V6C 2B5
United States Securities and Exchange Commission
Ladies and Gentlemen,
Re: Registration Statement on Form F-10
I hereby consent to the incorporation by reference in this Registration Statement on Form F-10, filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended, of the description of the reports titled Updated Reserve Report for the Kisladag Gold Project, Western Turkey, dated April 18, 2002, revised May 9, 2002; Update of Resources, Kisladag Project, Usak, Turkey, dated October 11, 2000, amended November 30, 2000 and January 23, 2001; Addendum to October 1999 Report titled Estimation of Resources, Kisladag Gold Project, Usak, Turkey, dated May 15, 2000 (including Micon Map 1 & 2 of Project); and Estimation of Resources, Kisladag Gold Project, Usak, Turkey, October 1999 (the “Technical Reports”) and of extracts from or a summary of the Technical Reports in written disclosure filed by Eldorado Gold Corporation.

Sincerely,
/s/ Gary Giroux
Gary Giroux